As filed with the Securities and Exchange Commission on October __, 2001

                           Registration No. 333-38784

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                    POST-EFFECTIVE AMENDMENT NO.1 ON FORM S-1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                            nSTOR TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                      95-2094565
   (State of Incorporation)              (I.R.S. Employer Identification Number)

            10140 Mesa Rim Road, San Diego, CA 92121 - (858) 453-9191
                  (Address and Telephone Number of Registrant's
                          Principal Executive Offices)

                                   Jack Jaiven

        100 Century Boulevard, West Palm Beach, FL 33417 - (561) 640-3105
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:

                              Donn A. Beloff, Esq.
                       Akerman, Senterfitt & Eidson, P.A.
                    350 East Las Olas Boulevard - 16th Floor
                          Ft. Lauderdale, Florida 33301
                                 (954) 463-2700
                                 ---------------

                                EXPLANATORY NOTE

        The Registrant registered an aggregate of 6,220,000 shares of common stock, par value $.05 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-38784) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on June 7, 2000. The Registration Statement was declared effective by the Commission on June 12, 2000. The Registrant issued and sold an aggregate of 508,857 Shares. This Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 is being filed for the sole purpose of deregistering the 5,711,143 Shares which remain unsold, in accordance with Item 17(a)(3) in Part II of the Registration Statement relating to certain undertakings.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, nStor Technologies, Inc., has duly caused this Post Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Palm Beach, State of Florida, on the 3 day of October, 2001.

                                           nSTOR TECHNOLOGIES, INC.

                                           By: /s/ Jack Jaiven
                                           Jack Jaiven, Vice-President/Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 has been signed below by the following persons in their capacities set forth below.


Signature                         Title                         Date
---------                         -----                         ----

---------------------             Chairman of the Board of      October __, 2001
Maurice Halperin                  Directors


/s/ H. Irwin Levy                 Acting Chief Executive        October  3, 2001
H. Irwin Levy                     Officer (Principal Executive
                                  Officer) and Vice-Chairman of
                                  the Board of Directors

/s/ Thomas Gruber                 Chief Financial Officer and   October  2, 2001
Thomas Gruber                     Vice President-Finance
                                  (Principal Financial Officer)

/s/ Jack Jaiven                   Vice-President/Treasurer      October  3, 2001
Jack Jaiven                       (Chief Accounting Officer)

/s/ Roger Felberbaum              Director                      October  3, 2001
Roger H. Felberbaum

/s/ Michael L. Wise               Director                      October  3, 2001
Michael L. Wise

/s/ Bernard R. Green              Director                      October  3, 2001
Bernard R. Green

                                  Director                      October __, 2001
--------------------
Larry Hemmerich